Exhibit 10.92

AWARD NOTICE

NCL CORPORATION LTD.

[Date]

Re: Notice of Award of Profits Units

Dear             :

NCL Corporation Ltd. (the “Company”) is pleased to offer an award of             shares of “Profits Units” to you effective as of the date hereof (the “Grant Date”). The award is an award of equity interests that are intended as “profits interests,” which is a share in any future appreciation of the value of the Company. The terms and conditions of your Profits Units award are set forth in the Profits Sharing Agreement dated as of April 23, 2009 between the Company and its ordinary shareholders (the “Profits Sharing Agreement”), the United States Tax Agreement for the Company dated as of January 7, 2008 (the “Tax Agreement”), and this Award Notice. Your Profits Units are “Ordinary Profits Units” for purposes of the Profits Sharing Agreement, and shall be entitled to the distributions provided for in the Profits Sharing Agreement and this Award Notice with respect to Ordinary Profits Units. For purposes of the Profits Sharing Agreement, your Profits Units have an “Ordinary Distribution Hurdle” of $            , although any Co-Investment Distribution Amount (as defined in the Profits Sharing Agreement) payable with respect to a portion of distributions in excess of the Ordinary Distribution Hurdle will reduce any amounts payable with respect to your Profits Units.

You must sign and return this Award Notice and a joinder to the Tax Agreement if you would like to accept your award. You should read the terms and conditions of the Profits Sharing Agreement, the Tax Agreement and this Award Notice carefully before you accept your award. Before you accept your award, you should also carefully read the terms and conditions of the Company’s Shareholders’ Agreement dated August 17, 2007 (the “Shareholders’ Agreement”), because certain provisions of the Shareholders’ Agreement (as specified in the Profits Sharing Agreement) will apply to you in the event you receive ordinary shares of the Company in respect of your award. You may return your signed Award Notice and joinder to the Tax Agreement to George Chesney, Senior Vice President, Human Resources, of the Company and to John M. Scott at Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064. If you do not return the signed documents within 10 days of the date hereof, you will be deemed to have declined your award.

The following terms and conditions will apply to your Profits Units award:

1. Vesting of Profits Units; Termination of Employment. Your Profits Units will be subject to the following vesting requirements: (a) fifty percent (50%) of the Profits Units subject to the award will vest in substantially equal annual installments on each of the first five anniversaries of [Grant Date], (the “Time-Based Units”), and (b) fifty percent (50%) of the Profits Units subject to the award will vest upon the occurrence of a Realization Event (as defined below) based on the amount of Realized Cash (as defined below) received by the Investor (as defined below) in that Realization Event (the “Performance-Based Units”).

If the Realized Cash exceeds the following multiple of Invested Capital	Then the following % of Profits Units Vest
[__]x	25%
[__]x	25%

The Investor’s receipt of Realized Cash in any prior Realization Event(s) shall be aggregated with any Realized Cash received in any subsequent Realization Event when determining whether the multiples of Invested Capital listed in the table above have been achieved upon any Realization Event (e.g., to the extent any Performance-Based Units have not vested upon the occurrence of a Realization Event, such Performance-Based Units shall continue to be eligible to vest upon a subsequent Realization Event as long as the Investor still holds Investments). The Company’s Board of Directors (the “Board”) shall determine whether the multiples of Invested Capital listed in the table above have been achieved upon any Realization Event. In no event shall more than 50% of the total number of Profits Units subject to your award vest based on the Realized Cash received by the Investor in any and all Realization Events.

Notwithstanding the foregoing provisions, and subject to any express accelerated vesting rights you may have in the circumstances pursuant to a written employment agreement with the Company or one of its subsidiaries, if your employment with the Company and its subsidiaries terminates or is terminated for any reason, your Profits Units, to the extent that they are not then vested (after giving effect to any vesting occurring in connection with such termination), will automatically be forfeited by you as of the date of such termination, and you will have no rights with respect to or in respect of such forfeited units. Profits Units, to the extent they are vested as of the date of your termination of employment, will continue to be subject to the provisions of the Tax Agreement and Profits Sharing Agreement after the termination date, including without limitation the provisions of paragraph 7 of the Profits Sharing Agreement (which permit the Company to cancel your vested Profits Units in exchange for a cash payment equal to their then current value).

For purposes of this Section 1, the following definitions shall apply:

“Realization Event” means any receipt of cash dividends, distributions or sale proceeds by the Investor with respect to its Investments (other than as a result of a sale or other transfer to another Person that is also an Investor). For purposes of clarity, Realization Events shall include, without limitation, any sale or other transfer of an Investment by the Investor in exchange for cash to a Person that is not an Investor, any ordinary or extraordinary cash dividends received by the Investor with respect to an Investment and any other cash distributions received by the Investor with respect to an Investment.

“Realized Cash” means the amount of cash dividends, distributions or sale proceeds received by the Investor on a Realization Event.

“Investor” means (i) NCL Investment II Ltd., a company organized under the laws of the Cayman Islands (“NCL Investment II”), together with (ii) NCL Investment Ltd., a company organized under the laws of Bermuda (“NCL Investment”), together with (iii) each of their respective affiliates, and together with (iv) any other investment fund or vehicle managed by Apollo Global Management LLC or any of its affiliates. Investor shall not include Star NCLC Holdings Ltd., a company organized under the laws of Bermuda, TPG Viking I, L.P., a Cayman limited partnership (“TPG I”), TPG Viking II, L.P., a Cayman limited partnership (“TPG II”), and TPG Viking AIV III, L.P., a Delaware limited partnership (“TPG III”).

“Investment” means any investment by the Investor in the equity of the Company, its subsidiaries or any of their respective successor entities, whether in the form of ordinary shares of the Company or otherwise (including, for purposes of clarity, any Investments that may be made after the Grant Date). If any Investment is exchanged for or converted into a different type of security (other than cash), such different security shall also be considered an Investment. Notwithstanding the foregoing, the ordinary shares of the Company purchased by NCL Investment II and NCL Investment that were subsequently purchased by TPG I, TPG II and TPG III shall not be considered Investments for purposes of this Award Notice.

“Invested Capital” means the aggregate U.S. dollar value of all Investments made by the Investor. The U.S. dollar value of each Investment shall be measured at the time of any such Investment.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

2. Sale of the Company and Other Transactions. Except as may be otherwise specifically provided in your employment agreement with the Company or one of its subsidiaries, upon a Sale of the Company (as such term is defined in the Shareholders’ Agreement), (a) all of your then-outstanding and unvested Time-Based Units will automatically be forfeited as of the date of such sale; and (b) with respect to any of your then-outstanding and unvested Performance-Based Units, the vesting of such Performance-Based Units will be determined based on the achievement of the Investor’s multiples of Invested Capital as of the date of the Sale of the Company in accordance with the provisions of Section 1, and any such Performance-Based Units that are unvested after giving effect to such determination will automatically be forfeited as of such date. In addition, any Performance-Based Units that are unvested following a Realization Event where the Investor sells or otherwise transfers 100% of the Investments then held by the Investor shall be automatically forfeited as of the date of such Realization Event. If any Profits Units are forfeited by you pursuant to this Section 2, you will have no further rights with respect to or in respect of such forfeited Profits Units. Any of your Profits Units that are vested after giving effect to the preceding provisions of this Section 2 will be paid as provided in the Profits Sharing Agreement.

3. Restrictions on Transfer. Prior to the time that they have become vested in accordance with the terms hereof, neither your Profits Units, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 4 below) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. After your Profits Units have vested, any vested portion of such interests may be transferred only in accordance with the provisions of the Tax Agreement and with the consent of the Board.

4. Qualified Public Offering and Other Transactions. If in connection with a Qualified Public Offering (as such term is defined in the Shareholders’ Agreement) or a reclassification, recapitalization, merger, combination, consolidation, other reorganization, spin-off, split-up, or similar extraordinary event, or an election to terminate the Company’s treatment as a partnership for U.S. federal, state and local income tax purposes under the Tax Agreement your Profits Units are converted by the Board into an economically equivalent number of shares of common stock or other equity or equity-related interest, debt or any combination thereof pursuant to the Profits Sharing Agreement, any such converted property you receive in respect of any of your unvested Profits Units (the “Restricted Property”) will be subject to the restrictions set forth in this Award Notice and the Profit Sharing Agreement to the same extent as the Profits Units to which such Restricted Property relates. Any such Restricted Property shall be held and accumulated for your benefit until such time that the applicable vesting requirements are satisfied (or deemed satisfied by the Board), and you will forfeit all rights to the Restricted Property to the extent that the Restricted Property does not ever become vested.

5. Tax Matters. As noted above, the Profits Units are intended to constitute “profits interests” for tax law purposes. Because the Profits Units are subject to vesting requirements, you may, if you choose, make an election under Section 83(b) of the Internal Revenue Code (an “83(b) Election”) to recognize tax on the value of the property at the time of transfer rather than at the time of vesting. If you wish to make an 83(b) Election with respect to your Profits Units, you must file your election with the IRS within 30 days of the Grant Date. The Company has made and makes no representation regarding the advisability of making an 83(b) Election, or regarding the tax, financial and other consequences of your award or an 83(b) Election with respect to your award. You should consult with your own legal counsel, tax advisors, and/or investment advisors with respect to these matters.

6. No Employment Rights. The vesting schedule set forth above requires continued employment or service through the applicable vesting date as a condition to the vesting of the applicable installment of the Profits Units. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of your employment. Nothing contained in the Profits Sharing Agreement, the Tax Agreement or in this Award Notice constitutes an employment or service commitment by the Company or any of its affiliates, affects your status as an employee at will who is subject to termination without cause (subject to any express written employment agreement to the contrary), confers upon you any right to remain employed by or in service to the Company, any subsidiary or any affiliate, interferes in any way with the right of the Company at any time to terminate such employment or service, or affects the right of the Company or any subsidiary or affiliate to increase or decrease your other compensation.

7. Compliance; Application of Securities Laws. The offer, issuance and delivery of the Profits Units or other securities and/or the payment of money in respect of the Profits Units is subject to compliance with all applicable U.S. federal, state and foreign laws, rules and regulations (including but not limited to U.S. state, federal and foreign securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered hereunder will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

8. Investment Representations. You acknowledge that the Profits Units are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based in reliance upon exemptions from registration promulgated under the Securities Act, and in reliance upon comparable exemptions from registration under applicable state securities laws, as each may be amended from time to time. By execution of this Award Notice and in order to induce the Company to grant the Profits Units, you make the representations set forth below to the Company and acknowledge that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in part, on such representations.

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No Intent to Sell. You represent that you are acquiring the Profits Units solely for your own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution of all or any portion of the Profits Units within the meaning of the Securities Act or other applicable state securities laws. You will not make any sale, transfer or other disposition of the Profits Units, or any portion thereof, except in accordance with the terms hereof and of the Tax Agreement.

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No Reliance on the Company. In evaluating the merits and risks of an investment in the Profits Units, you represent that you have and will rely upon the advice of your own legal counsel, tax advisors, and/or investment advisors.

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Relationship to and Knowledge about the Company. You represent that you are knowledgeable about the Company and have a preexisting personal and business relationship with the Company. As a result of such relationship, you are familiar with, among other characteristics, its business and financial circumstances and have access on a regular basis to and may request the Company’s balance sheet and income statement setting forth information material to the Company’s financial condition, operations and prospects.

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Risk of Loss. You represent that any value that the Profits Units may have depends on an increase in the fair market value of the Company after the Grant Date and that any investment in securities of a closely held corporation such as the Company is non-marketable, non-transferable and could require your capital to be invested for an indefinite period of time, possibly without return and at risk of loss.

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Restrictions on Units. You represent that you understand that the Profits Units (both before and after such interests vest) are and will be characterized as “restricted securities” under the federal securities laws since the interests are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. You acknowledge receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represent that you are familiar with such rule, and understand the resale limitations imposed thereby and by the Securities Act and the applicable state securities laws.

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Additional Restrictions. You represent that you have read and understand the restrictions and limitations imposed on the Profits Units hereunder and under the Tax Agreement and Profits Sharing Agreement.

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No Company Representations. You represent that at no time was an oral representation made to you relating to the acquisition of the Profits Units and that you were not presented with or solicited by any promotional meeting or material relating to the Profits Units.

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Profits Sharing Agreement and Tax Agreement. You acknowledge receipt of the Profits Sharing Agreement and the Tax Agreement. You further acknowledge that you have carefully read and understand the Profits Sharing Agreement, the Tax Agreement, and this Award Notice, and that you have had a sufficient amount of time to consult with your own legal, tax, financial and other advisors regarding the Profits Units and these documents and your obligations and potential obligations as a holder of the Profits Units, and that you have discussed such documents and items with your counsel and advisors.

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Commitment. You represent that you have adequate means of providing for your current needs and personal and family contingencies. You represent that you are financially able to bear the economic risk of holding the Profits Units (and incurring obligations as a member of the Company as provided under the Tax Agreement) for an indefinite period.

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Sophistication. You have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of holding the Profits Units and of making an informed investment decision with respect to the acceptance of the award of Profits Units.

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Confidential Information. You acknowledge and agree that all information, written and oral, concerning the Company furnished from time to time to you is provided on a confidential basis. You further acknowledge and agree that you will not disclose such information, other than where such disclosure is required by law or where such information is already available to the public other than as a result of disclosure by you, to anyone other than your legal counsel, accountants, or authorized agents or advisors, who will agree in writing to be bound by the provisions of this confidentiality agreement.

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Accredited Investor. You represent that either you are an “accredited investor” as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, or that you have notified the Company in writing that you are not such an “accredited investor.” You acknowledge understanding that you are generally considered an accredited investor under federal securities laws only if one of the following circumstances applies to you: (i) your individual net worth (or joint net worth with your spouse) exceeds $1,000,000, (ii) you had individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and you (or you and your spouse) have a reasonable expectation of reaching the same income level in the current year, or (iii) you are a director or executive officer of the Company.

9. Further Assurances. Each of the parties hereto shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

10. Modifications, Amendments and Waivers. This Award Notice may not be amended, modified or altered except by a written instrument executed by both parties hereto. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect your interests hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11. Entire Agreement. The Profits Sharing Agreement, the Tax Agreement and this Award Notice and the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein are intended to embody the final, complete and exclusive agreement among the parties with respect to your acquisition of the Profits Units, are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

12. Governing Law. This Award Notice is to be governed by the laws of Bermuda, without regard to the conflicts of laws principles thereof.

13. Binding Effect. This Award Notice and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives.

14. Counterparts. This Award Notice may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings. The section headings of this Award Notice are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Award Notice, no presumption or burden of proof will be implied because this Award Notice was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of law to the contrary.

17. Severability. If any provision of this Award Notice is determined to be invalid, illegal or unenforceable by any court or governmental agency, the remaining provisions of this Award Notice, to the extent permitted by applicable law, shall remain in full force and effect, provided that the essential terms and conditions of this Award Notice for both parties remain valid, binding and enforceable.

18. Satisfaction of All Rights to Equity. The award of Profits Units is in complete satisfaction of any and all rights that you may have (under an employment, consulting, or other written or oral agreement with the Company, or otherwise) to receive any equity or derivative security in or with respect to the Company. This Award Notice supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. You shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company.

Please acknowledge your acceptance of the foregoing terms by signing the enclosed copy of this Award Notice where indicated below and returning the executed copy as specified in the second paragraph hereof.

Sincerely, NCL CORPORATION LTD.

Kevin Sheehan President & Chief Executive Officer

Acknowledged and Agreed:

By: